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                                                                    EXHIBIT 16.1


                                ALLEN P. FIELDS
                          CERTIFIED PUBLIC ACCOUNTANT
                          1801 Piedmont Avenue, N.E.
                                   Suite 103
                            Atlanta, Georgia 30324

                                (404) 874-9104
                                (770) 396-3632

                               November 21, 1998



Securities and Exchange Commission
Washington, D.C. 30549

Gentlemen:

This letter is written at the request of Mr. Kazuhiro Shimizu, Kilpatrick Stockton, LLP, attorneys for Delsoft Consulting, Inc. "(the Company)".

In connection with the Company's filing of an amendment to its Form 10-SB on or about Monday, November 23, 1998, I concur with the disclosures made by the Company pursuant to Item 304 of Regulation S-B, specifically Item 3, Changes in and Disagreements with Accountants on Accounting and Financial Disclosures, as contained in a facsimile transmission sent to me on Saturday, October 21, 1998, a copy of which is attached.

Thank you.


                                                Very truly yours,

                                                /s/ Allen P. Fields
                                                -------------------
                                                Allen P. Fields